UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2011 (December 6, 2011)

MID-AMERICA APARTMENT COMMUNTIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, Mid-America Apartment Communities, Inc. (“MAA”) appointed Thomas L. Grimes, Jr. as Executive Vice President and Chief Operating Officer, effective immediately. Mr. Grimes, age 43, has been with MAA since 1994 and most recently served as Executive Vice President and Director of Property Management Operations.  MAA has not revised Mr. Grimes’ existing compensation arrangement in connection with his appointment.

A copy of the press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report.

Effective March 31, 2012, the employment of James Andrew Taylor, Executive Vice President and Director of Asset Management, will terminate.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 is being filed with this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: December 7, 2011	By: /s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)

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